TBK BANK

PROMISSORY NOTE

Principal	Loan Date	Maturity	Loan No	Call / Coll	Account	Officer	Initials
$5,215,605.00	04-30-2020	04-30-2022	2200668386	0029	0000216551-01	***	

References in the boxes above are for Lender's use only and do not limit the applicability of this document to any particular loan or item. Any item above containing "***" has been omitted due to text length limitations.

Borrower: THE MASLOW MEDIA GROUP, INC.
22 Baltimore Rd
Rockville, MD 20850-4146

Lender: TBK Bank, SSB
Dallas Texas Branch
12700 Park Central Drive, Suite 1700
Dallas, TX 75251
(214) 365-6900

Principal Amount: $5,215,605.00 **Interest Rate: 1.000%** **Date of Note: April 30, 2020**

PROMISE TO PAY. THE MASLOW MEDIA GROUP, INC. ("Borrower") promises to pay to TBK Bank, SSB ("Lender"), or order, in lawful money of the United States of America, the principal amount of Five Million Two Hundred Fifteen Thousand Six Hundred Five & 00/100 Dollars ($5,215,605.00), together with interest on the unpaid principal balance from April 30, 2020, calculated as described in the "INTEREST CALCULATION METHOD" paragraph using an interest rate of 1.000% per annum based on a year of 360 days, until maturity. The interest rate may change under the terms and conditions of the "POST MATURITY RATE" section.

PAYMENT. Borrower will pay this loan in 17 regular payments of $293,515.42 each and one irregular last payment estimated at $293,493.42. Borrower's first payment is due November 30, 2020, and all subsequent payments are due on the same day of each month after that. Borrower's final payment will be due on April 30, 2022, and will be for all principal and all accrued interest not yet paid. Payments include principal and interest. Unless otherwise agreed or required by applicable law, payments will be applied to first to accrued interest, then to principal, then to escrow, then to late charges, and then any charges or fees. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing.

TREATMENT OF AMOUNTS FORGIVEN. Any loan amount not eligible for forgiveness of indebtedness under the Coronavirus Aid, Relief, and Economic Security Act under section 7(a) of the Small Business Act 15 U.S.C. 636(a) shall be re-amortized over the remaining term of the loan.

AMOUNT FINANCED. The Amount Financed under this Note is **$5,215,605.00.**

INTEREST CALCULATION METHOD. Interest on this Note is computed on a 30/360 simple interest basis; that is, with the exception of odd days before the first full payment cycle, monthly interest is calculated by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by a month of 30 days. Interest for the odd days before the first full month is calculated on the basis of the actual days and a 360-day year. All interest payable under this Note is computed using this method.

PREPAYMENT. Borrower may prepay this Note in part or in full at any time before final maturity, whether by cash, a new loan, renewal, or otherwise. Prepayment in full shall consist of payment of the remaining unpaid principal balance together with all accrued and unpaid interest and all other amounts, costs and expenses for which Borrower is responsible under this Note or any other agreement with Lender pertaining to this loan, and in no event will Borrower ever be required to pay any unearned interest. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments under the payment schedule. Rather, early payments will reduce the principal balance due and may result in Borrower's making fewer payments. Borrower agrees not to send Lender payments marked "paid in full", "without recourse", or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender's rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. **All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes "payment in full" of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: TBK Bank, SSB, Attn: Loan Operations, 852 Middle Road Bettendorf, IA 52722.**

POST MATURITY RATE. The Post Maturity Rate on this Note is the lesser of (A) the maximum rate allowed by law or (B) 18.000% per annum based on a year of 360 days. Borrower will pay interest on all sums due after final maturity, whether by acceleration or otherwise, at that rate.

DEFAULT. Each of the following shall constitute an event of default ("Event of Default") under this Note:

Payment Default. Borrower fails to make any payment when due under this Note.

Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in any of the related documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

Default in Favor of Third Parties. Borrower or any Grantor defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's property or Borrower's ability to repay this Note or perform Borrower's obligations under this Note or any of the related documents.

False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower's behalf under this Note or the related documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Insolvency. The dissolution or termination of Borrower's existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the loan. This includes a garnishment of any of Borrower's accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Events Affecting Guarantor. Any of the preceding events occurs with respect to any guarantor, endorser, surety, or accommodation party

of any of the indebtedness or any guarantor, endorser, surety, or accommodation party dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any guaranty of the indebtedness evidenced by this Note.

Change In Ownership. Any change in ownership of twenty-five percent (25%) or more of the common stock of Borrower.

Adverse Change. A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of this Note is impaired.

Insecurity. Lender in good faith believes itself insecure.

Cure Provisions. If any default, other than a default in payment, is curable and if Borrower has not been given a notice of a breach of the same provision of this Note within the preceding twelve (12) months, it may be cured if Borrower, after Lender sends written notice to Borrower demanding cure of such default: (1) cures the default within fifteen (15) days; or (2) if the cure requires more than fifteen (15) days, immediately initiates steps which Lender deems in Lender's sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

LENDER'S RIGHTS. Upon default, Lender may declare the entire indebtedness, including the unpaid principal balance under this Note, all accrued unpaid interest, and all other amounts, costs and expenses for which Borrower is responsible under this Note or any other agreement with Lender pertaining to this loan, immediately due, without notice, and then Borrower will pay that amount.

ATTORNEYS' FEES; EXPENSES. Lender may hire an attorney to help collect this Note if Borrower does not pay, and Borrower will pay all of Lender's attorneys' fees assessed by the court. Borrower also will pay Lender all other amounts Lender actually incurs as court costs, lawful fees for filing, recording, releasing to any public office any instrument securing this Note; the reasonable cost actually expended for repossessing, storing, preparing for sale, and selling any security; and fees for noting a lien on or transferring a certificate of title to any motor vehicle offered as security for this Note, or premiums or identifiable charges received in connection with the sale of authorized insurance.

JURY WAIVER. Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other.

GOVERNING LAW. This Note will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of Texas without regard to its conflicts of law provisions. This Note has been accepted by Lender in the State of Texas.

CHOICE OF VENUE. If there is a lawsuit, and if the transaction evidenced by this Note occurred in Dallas County, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of Dallas County, State of Texas.

DISHONORED CHECK CHARGE. Borrower will pay a processing fee of $25.00 if any check given by Borrower to Lender as a payment on this loan is dishonored.

RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower's accounts with Lender (whether checking, savings, or some other account). This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the debt against any and all such accounts, and, at Lender's option, to administratively freeze all such accounts to allow Lender to protect Lender's charge and setoff rights provided in this paragraph.

COLLATERAL. To the extent collateral previously has been given to Lender by any person which may secure this loan, whether directly or indirectly, it is specifically agreed that, to the extent prohibited by law, all such collateral consisting of household goods or real property will not secure this loan. In addition, if any collateral requires the giving of a right of rescission under Truth in Lending for this loan, such collateral also will not secure this loan unless and until all required notices of that right have been given.

APPLICABLE LAW. When SBA is the holder, this Note will be interpreted and enforced under federal law, including SBA regulations. Lender or SBA may use state or local procedures for filing papers, recording documents, giving notice, foreclosing liens, and other purposes. By using such procedures, SBA does not waive any federal immunity from state or local control, penalty, tax, or liability. As to this Note, Borrower may not claim or assert against SBA any local or state law to deny any obligation, defeat any claim of SBA preempt federal law.

DISCLOSURE. By [applying for/receiving] this loan, you acknowledge that you may become ineligible for alternative tax benefits that have been made available under the CARES Act, including any retention tax credit and the ability to defer payment of the employer's portion of social security taxes. You should consult with your tax advisor if you have any questions regarding these matters or your tax liabilities prior to proceeding with this loan.

SUCCESSOR INTERESTS. The terms of this Note shall be binding upon Borrower, and upon Borrower's heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

GENERAL PROVISIONS. NOTICE: Under no circumstances (and notwithstanding any other provisions of this Note) shall the interest charged, collected, or contracted for on this Note exceed the maximum rate permitted by law. The term "maximum rate permitted by law" as used in this Note means the greater of (a) the maximum rate of interest permitted under federal or other law applicable to the indebtedness evidenced by this Note, or (b) the higher, as of the date of this Note, of the "Weekly Ceiling" or the "Quarterly Ceiling" as referred to in Sections 303.002, 303.003 and 303.006 of the Texas Finance Code. If any part of this Note cannot be enforced, this fact will not affect the rest of the Note. Borrower does not agree or intend to pay, and Lender does not agree or intend to contract for, charge, collect, take, reserve or receive (collectively referred to herein as "charge or collect"), any amount in the nature of interest or in the nature of a fee for this loan, which would in any way or event (including demand, prepayment, or acceleration) cause Lender to charge or collect more for this loan than the maximum Lender would be permitted to charge or collect by federal law or the law of the State of Texas (as applicable). Any such excess interest or unauthorized fee shall, instead of anything stated to the contrary, be applied first to reduce the principal balance of this loan, and when the principal has been paid in full, be refunded to Borrower. The right to accelerate maturity of sums due under this Note does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and Lender does not intend to charge or collect any unearned interest in the event of acceleration. All sums paid or agreed to be paid to Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of the loan evidenced by this Note until payment in full so that the rate or amount of interest on account of the loan evidenced hereby does not exceed the applicable usury ceiling. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, notice of dishonor, notice of intent to accelerate the maturity of this Note, and notice of acceleration of the maturity of this Note. Notwithstanding any other provision of this Note, Borrower does not waive any right accruing to Borrower under the provisions of the Texas Finance Code. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. The obligations under this Note are joint and several.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE. BORROWER AGREES TO THE TERMS OF THE NOTE.

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE.

BORROWER:

THE MASLOW MEDIA GROUP, INC.

By: ______________________________
Nicholas Tsahalis, CEO of THE MASLOW MEDIA GROUP, INC.